Exhibit 99.1

U.S. SMALL BUSINESS ADMINISTRATION

Receiver for Berthel SBIC, LLC

1100 G Street, N.W., Suite 200

Washington, D.C. 20005

202-272-3617  202-504-2247 (FAX)

December 14, 2011

Berthel Growth & Income Trust I	VIA CERTIFIED MAIL
Mr. Dan Wegmann	No.: 7010-1670-0000-2849-0063
701 Tama Street, Bldg. B	RETURN RECEIPT REQUESTED
Marion, IA 52302

Re: Notice of Transfer of Control of Berthel SBIC, LLC

Dear Mr. Wegmann:

The U.S. Small Business Administration (“SBA”) as Receiver (“Receiver”) for Berthel SBIC, LLC. (“Berthel”) has completed the tasks assigned to it under the Receivership Order entered January 7, 2009 (“Receivership Order”) in Civil Action No. 08-cv-151-LRR. The Receivership Court entered its Wind Up Order approving the procedures for windup up and terminating the receivership on September 19, 2011 (“Wind-Up Order”). Enclosed is a copy of the Wind-Up Order.

Paragraph 7 of the Court’s Wind-Up Order authorizes the Receiver to transfer certain books, records and files to you on behalf of the limited partners. Those documents, including such accounting records that may be necessary to enable Berthel to prepare and file tax returns for tax year 2011, and any other tax returns that may become due after termination of the Berthel receivership, have been or will be delivered to you.

Pursuant to its Wind-Up Order, the Receivership Court has specifically authorized and directed the SBA to revoke the Small Business Investment Company license (“license”) of Berthel, and to transfer control of Berthel to its parent company, Berthel Growth & Income Trust I.

The SBA will revoke Berthel’s SBIC license and the Notice of Revocation of the Berthel SBIC, LLC license will be published in the Federal Register. Berthel will no longer be authorized to operate as a Small Business Investment Company. If you wish to continue operations of Berthel in any way, you must amend the Limited Liability Company Agreement and any other relevant records, so as to remove all references to Small Business Investment Company status and operations. Further, you should promptly provide to the SBA evidence of the Amended Limited Liability Company Agreement.

Berthel Growth & Income Trust I Letter of Transfer I

December __ 2011

The Receiver will file its Final Receiver’s Report as required by Paragraph 11 of the Wind-Up Order, and will request the Receivership Court to issue a Final Order terminating the receivership and discharging the receiver. Upon entry of the Final Order, control of Berthel SBIC, LLC, will be unconditionally transferred and returned to Berthel Growth and Income Trust I, the Parent of Berthel SBIC, LLC. A copy of the Final Order will be forwarded to you upon entry of the Order.

Sincerely,

U.S. SMALL BUSINESS ADMINISTRATION

Receiver for Berthel SBIC, LLC

By: /s/ Barbara R. Klein

Barbara R. Klein

Agent for the Receiver

cc: Walter Phillips, Financial Analyst O/L

Arlene Messinger, Esq. SBA, OGC

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF IOWA

CEDAR RAPIDS DIVISION

UNITED STATES OF AMERICA, Plaintiff, vs. BERTHEL SBIC, LLC, Defendant.	) ) ) ) ) ) ) ) ) ) )	Civil Action No. 08-CV-151-LRR

ORDER APPROVING THE PROCEDURES FOR WINDING UP AND TERMINATING THE RECEIVERSHIP

This matter comes upon the Motion of the Small Business Administration as Receiver for Berthel SBIC, LLC (“Berthel”) for an Order Approving the Procedures for Winding Up and Terminating the Receivership. After careful consideration, this Court, being duly advised on the merits of the Motion,

HEREBY ORDERS AND DECREES THAT:

1. The Receiver’s Motion is granted in its entirety;

2. The Receiver’s agents will perform all administrative and accounting tasks necessary to wind up and close the Berthel’s receivership estate in an orderly manner, and to discharge the Receiver and its agents. These tasks will include, but are not limited to: finalizing the receivership accounting books and records, including the preparation of information to enable Berthel’s parent, Berthel Growth and Income Trust I, to file the tax return(s) for the tax year 2011 and any returns that may come due after the termination of the receivership; arranging for the return of control of Berthel to its parent, Berthel Growth and Income Trust I, in care of Mr. Dan Wegman, at the parent’s last known address; remitting payments or assigning assets from the Receivership estate in accordance with the Court’s December 21, 2009 Order, as funds permit; and delivering Berthel’s receivership records to the Federal Records Center.

3. This Court approves and confirms the form and manner of the procedures for winding up and closing the Berthel receivership as set forth in the motion filed by the Receiver. Within ninety (90) days of receipt of notification of the entry of this Wind Up Order, the Receiver and its agents shall perform any and all administrative and accounting tasks necessary to implement the provisions of this Wind Up Order in order to windup and terminate the Berthel receivership and discharge the Receiver, its agents, attorneys, contractors, SBA and its employees, and all other persons who have acted on the Receiver’s behalf.

4. Any and all expenses associated with the windup and closing procedures shall be, and are hereby, chargeable and payable as administrative expenses of the Berthel receivership. The Receiver is hereby authorized to prepay monies to the Receiver’s agents, accountants, and others to facilitate the closing of the receivership after the Berthel receivership bank account is closed. Any prepaid funds not expended in the closing of the Berthel receivership shall be remitted to the SBA, in accordance with this Court’s December 21, 2009 Order. All recipients of the prepaid funds are ordered to prepare and submit to SBA a final reconciliation after the termination of the receivership and to remit to SBA any prepaid funds not expended in the closing of the Berthel receivership estate.

5. In accordance with this Court’s December 21, 2009 Order, the Receiver is hereby ordered to transfer and/or assign all the remaining assets of Berthel, whether legal or equitable, acquired through stock purchases, mortgage, pledge, assignment, delivery or otherwise, whether real property, personal property or mixed, to the SBA. The transfer and assignment documents to SBA will provide for the unconditional assignment, transfer and delivery of the assets to SBA, to the attention of Walter J. Phillips, Financial Analyst, Office of SBIC Liquidation, Investment Division, U.S. Small Business Administration, 409 Third Street, S.W., Sixth Floor, and Washington, D.C. 20416, or to such other person as the SBA in its sole discretion may designate.

6. This Court hereby appoints and authorizes (a) Barbara Klein, Principal Agent for the Receiver, (b) Walter J. Phillips, Financial Analyst, Office of SBIC Liquidation, or (c) such other agent or employee as SBA in its sole discretion shall designate, to sign and execute on behalf of, and as agent for, the Receiver, any and all papers necessary to effect any transfer(s) and assignments (s) to SBA as described in paragraph 5, above, and to sign and execute on behalf of, and as agent for, any and all papers necessary to wind up and close the Berthel receivership.

7. Within ninety (90) days after receiving notification of the entry of this Wind Up Order by the Court, the Receiver is ordered to transfer and deliver the following books, records, and files in the possession of the Receiver to Berthel Growth and Income Trust I, the parent of Berthel: (1) the pre-receivership books, records and files of Berthel, including all portfolio asset files which were closed pre-receivership, except that those files and records relating to the assets which are being transferred to SBA shall be transferred and delivered to the SBA; and (2) copies of such accounting records of the Berthel receivership that may be necessary to enable Berthel to prepare and file 2011 tax returns, as well as other tax returns that may become due after termination of the Berthel receivership. In the event the copies of the accounting records are not accepted by Berthel Growth and Income Trust I, the Receiver is authorized to transfer such accounting records to SBA for delivery to the Federal Records Center in accordance with paragraph 9, below. In the event that Berthel Growth and Income Trust I wishes to obtain copies of receivership accounting records which are not necessary for the preparation of post-receivership tax returns, Berthel Growth and Income Trust I is ordered to serve a written request upon the SBA Office of SBIC Liquidation, Investment Division, U.S. Small Business Administration, 409 Third Street, S.W., Sixth Floor, Washington, D.C. 20416, to the attention of Walter J. Phillips, Financial Analyst, or to such other person as the SBA in its sole discretion may designate, within six (6) years after the entry of the Final Order terminating the receivership.

8. The Receiver is ordered to provide to Berthel Growth and Income Trust I, in care of Mr. Dan Wegmann, a written estimate of the approximate number of storage boxes containing pre-receivership records, files and portfolio asset files which are proposed to be transferred and delivered pursuant to Paragraph 7, above. The Receiver’s written estimate shall be served upon Berthel Growth and Income Trust I at its last known address. Service shall be by U.S. Certified Mail, postage prepaid, return receipt requested. The Receiver’s written notification shall request written confirmation from Berthel Growth and Income Trust I that, in the event Berthel Growth and Income Trust I determines that it does not wish to have pre-receivership records returned to it, the Receiver is authorized to destroy such records by the most cost effective means available to the Receiver. In the event that (i) delivery of the Receiver’s written estimate to Berthel Growth and Income Trust I is not effected within (15) days after mailing by the Receiver, (ii) delivery is refused or (iii) no response from Berthel Growth and Income Trust I has been received within fifteen (15) days after mailing by the Receiver, the Receiver is authorized to destroy all pre-receivership records by the most cost effective means available to the Receiver.

9. The Receiver is authorized to transfer all receivership records and files and all pre-receivership asset files retained by SBA pursuant to paragraph 7, above, to SBA. SBA is authorized to deliver such records and files to the Federal Records Center and to dispose of these records and files six (6) years from the date of entry of the Final Order. If Berthel Growth and Income Trust I wishes to obtain copies of receivership files, Berthel Growth and Income Trust I must serve a written request upon SBA, Office of SBIC Liquidation, Investment Division, U.S. Small Business Administration, 409 Third Street, S.W., Sixth Floor, Washington, D.C. 20416, to the attention of Walter J. Phillips, Financial Analyst, or to such other person as the SBA in its sole discretion may designate, within six (6) years from the date of entry of the Final Order terminating the receivership.

10. The Receiver is hereby authorized and ordered to surrender Berthel’s SBIC license to the SBA, to the attention of Walter J. Phillips, Financial Analyst, Office of SBIC Liquidation, Investment Division, U.S. Small Business Administration, 409 Third Street, S.W., Sixth Floor, Washington, D.C. 20416, or to such other person as the SBA in its sole discretion may designate and the SBA is hereby authorized to revoke said license upon entry of this Wind Up Order.

11. Upon completion of the tasks set forth in this Wind Up Order, the Receiver is hereby ordered to file a Final Receiver’s Report with this Court, which Report shall confirm that the Receiver has completed the procedures enumerated in this Wind-Up Order for winding up and closing the Berthel receivership estate. The Receiver is further ordered to attach, as an exhibit to the Final Receiver’s Report, a Final Cash Receipts and Disbursements Summary from the date of inception of the Berthel receivership, January 7 2009, through the date of the closing of the Berthel bank account.

12. The Receiver is authorized to transfer and return control of Berthel to its parent, Berthel Growth and Income Trust I, which transfer shall not be effective unless and until the Receiver has completed its duties under this Order and unless and until this Court enters a Final Order discharging the Receiver.

13. The Receiver is hereby ordered to serve a copy of this Wind Up Order upon the parent of Berthel, Berthel Growth and Income Trust I.

SO ORDERED this 19th day of Sept., 2011.

/s/ Linda R. Reade
LINDA R. READE
CHIEF JUDGE, U.S. DISTRICT COURT
NORTHERN DISTRICT OF IOWA